                                                         EXHIBIT 99.(6)(A)(3)(A)

                               AMENDED SCHEDULE A

                            EATON VANCE GROWTH TRUST
                             DISTRIBUTION AGREEMENT
                               (TRADITIONAL FUNDS)

                             EFFECTIVE APRIL 1, 1997

         Name of Fund                                          Inception Date of Prior Agreements
         ------------                                          ----------------------------------

EV Traditional Asian Small Companies Fund                                  March 1, 1996
EV Traditional Greater China Growth Fund                                 October 27, 1992
EV Traditional Growth Fund                                      December 15, 1982/August 30, 1989
EV Traditional Information Age Fund                                       August 23, 1995
EV Traditional Worldwide Developing Resources Fund                              n/a